Exhibit 5.1
One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309-3424

404-881-7000 | Fax: 404-881-7777
March 16, 2023

Colony Bankcorp, Inc.
115 South Grant Street
Fitzgerald, GA 31750

Re: Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2023, relating to the Colony Bankcorp, Inc. Dividend Reinvestment and Direct Stock Purchase Plan

Ladies and Gentlemen:

We have acted as counsel to Colony Bankcorp, Inc., a Georgia business corporation (the “Company”), in connection with the Company’s filing of the above referenced registration statement (together with all amendments and exhibits thereto, the “Registration Statement”) with the Commission to register under the Securities Act of 1933, as amended (the “Securities Act”), 200,000 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), for issuance and sale by the Company in accordance with the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”), the Prospectus for which is included in the Registration Statement (the “Prospectus”). We are furnishing this opinion letter pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, including, without limitation, resolutions adopted by Company’s Board of Directors or committees thereof, or other appropriate governing bodies of the Company, the Company’s Articles of Incorporation and Bylaws (in each case, as amended and/or restated), certificates of the Company’s officers and representatives (who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be based), certificates of public officials, the Registration Statement (including the Prospectus contained therein describing the Plan) and such other documents as we have deemed appropriate as a basis for the opinion hereinafter set forth. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations, warranties and statements made in originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Our opinion set forth below is limited to the laws of the Georgia Business Corporation Code, applicable provisions of the Constitution of the State of Georgia and reported judicial decisions interpreting such Corporation Code and Constitution that, in our professional judgment, are normally applicable to transactions of the type
Alston & Bird LLP

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Colony Bankcorp, Inc.
March 16, 2023

contemplated by the Registration Statement and the Plan, and federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules or regulations.

Based upon the foregoing, and subject, in all respects, to the assumptions, qualifications and limitations set forth in this opinion letter, it is our opinion that:

(1) The Shares to be issued by the Company under the Plan are duly authorized and, when issued by the Company in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

This opinion letter is provided for use solely in connection with the registration and issuance of the Shares under the Registration Statement and the Plan, and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our prior express written consent. The only opinion rendered by us consists of those matters set forth in the paragraph numbered (1) above, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the reference to this law firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act or that we are otherwise within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder

Sincerely,

Alston & Bird LLP

By: /s/ Mark C. Kanaly
Mark C. Kanaly
A Partner